Exhibit 5.1

2261 Lava Ridge Court Roseville, CA 95661 Telephone (916) 780-9009 Fax (916) 780-9050	7522 N. Colonial Avenue Fresno, CA 93711 Telephone (559) 448-9009 Fax (916) 780-9050	2650 San Thomas Expressway Santa Clara CA 95051 Telephone (650) 444-7064 Fax (866) 670-1253

Roger D. Linn
roger@rduncanlaw.com

 February 19, 2008

Tedom Capital, Inc.
15332 Antioch Street, Suite 448
Pacific Palisades, CA  90272

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form SB-2 (file # 333-148496) and the First Amendment thereto (the “Registration Statement”) originally filed by Tedom Capital, Inc., a Delaware corporation (the “Company"), with the Securities and Exchange Commission (the “Commission”) on January 7, 2008, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to 2,000,000 shares of the Company's Common Stock (collectively, the “Shares”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following documents:

(1)	The Registration Statement, and the First Amendment to the Registration Statement.

(2)
Copies of the Company's (i) Certificate of Incorporation filed with the Delaware Secretary of State on December 26, 2006, and (ii) as amended thereafter as filed with the Delaware Secretary of State (collectively, “Certificate”).

(3)	A copy of the Company's Bylaws, certified to us by the Company as being complete and correct (the “Bylaws”).

(4)
Minutes of meetings and actions by written consent of the Company’s Board of Directors relating to the amended certificates, which were certified to us by the Company in the Management Certificate as being complete and correct.

(5)	A Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and such additional examination as we consider relevant to this opinion and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and such additional examination. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

We have not examined the laws of any state other than the existing Delaware General Corporation Law sources (“Delaware Law”).  Subject to the remaining qualifications of this paragraph, we do not express any opinion herein concerning any law other than the Delaware Law and the federal laws of the United States of America.

In connection with our opinion expressed below, we have assumed that, at or before the time of any sale of Shares pursuant to the Registration Statement, the Registration Statement will have been declared effective under the Securities Act, that the registration will apply to such sale of Shares and will not have been modified or rescinded.

Based upon the foregoing, it is our opinion that the Shares that may be sold by the Company pursuant to the Registration Statement when issued will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.  This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

Best regards,
COTA, DUNCAN & COLE*

/s/ Cota Duncan & Cole

* Please note that Cota Duncan & Cole is the business name for Dennis Cota, a sole proprietor law firm and Robert Duncan, a sole proprietor law firm.